Exhibit 99.1

                       NOTICE TO SECTION 16 INSIDERS FROM
                     NORTHEAST PENNSYLVANIA FINANCIAL CORP.

         This notice is to inform you that, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, you will be unable to trade in Northeast Pennsylvania Financial Corp. common stock or derivatives during the blackout period when participants in the First Federal Bank Employees' Savings & Profit Sharing Plan (the "Plan") are suspended from directing or diversifying assets in the Northeast Pennsylvania Financial Corp. Stock Fund and the employee stock ownership plan to allow the Plan's recordkeeper to process participant merger consideration election forms in connection with the merger of Northeast Pennsylvania Financial Corp. with and into KNBT Bancorp, Inc. This trading restriction does not include gifts.

         The blackout period for Section 16 insiders will begin on May 11, 2005 and will end on the day of the closing of the merger between KNBT Bancorp, Inc., Inc. and Northeast Pennsylvania Financial Corp. pursuant to the Agreement and Plan of Merger, dated as of December 8, 2004.

         If you have any questions concerning this notice, please contact:

                    Mr. Jerry D. Holbrook
                    Northeast Pennsylvania Financial Corp.
                    12 E. Broad Street
                    Hazleton, Pennsylvania 18201
                    Telephone: (570) 459-3722